Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-1/A, of our report dated March 30, 2016, relating to the financial statements of OncoCyte Corporation, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California
October 17, 2016